Exhibit 3.23

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:05 AM 11/15/1999

991487857-3126742

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHCA CONROE, L.P.

This Certificate of Limited Partnership of CHCA Conroe, L.P. (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.	The name of the limited partnership is CHCA Conroe, L.P.

2.	The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is Corporation Service Company.

3.	The name and address of the general partner is:

NAME	ADDRESS
Conroe Hospital Corporation	One Park Plaza Nashville, TN 37203

IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership, which shall become effective upon the date of filing, to be duly executed as of the 15th day of November, 1999.

Conroe Hospital Corporation, the general partner

Dora Blackwood, Assistant Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHCA Conroe, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of CHCA Conroe, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follow:

FIRST: The name of the Limited Partnership is CHCA Conroe, L.P.

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership of CHCA Conroe, L P. on this 10th day of December, 2001.

Conroe Hospital Corporation–General Partner

By:
Mary R. Adams, Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:00 PM 03/22/2002

020190797 - 3126742